UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 26, 2007 (February 21, 2007)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(785) 575-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 5. Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2007, our Board of Directors approved an award of restricted share units to Mr. Larry D. Irick, our Vice President, General Counsel and Corporate Secretary. On April 2, 2007, Mr. Irick will receive a three-year award of restricted share units and associated dividend equivalents having a combined grant date value of $288,400, on an annual basis. The number of restricted share units in the award will be determined based on such annual grant date value, our closing stock price on March 30, 2007, and our annualized per share common stock dividend on such date. One-third of the award will vest on each of the first three anniversaries of April 2, 2007 if, in the case of each installment, Mr. Irick’s employment with us continues uninterrupted through the applicable vesting date. A prorated portion of the award will also vest if we terminate Mr. Irick’s employment other than for cause, Mr. Irick terminates his employment for good reason, or Mr. Irick’s employment terminates on account of death, disability or retirement. The form of the restricted share unit award document is the same as the form attached as Exhibit 99.1 to our Current Report on Form 8-K filed December 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: February 26, 2007	By:	/s/ Larry D. Irick
Name: Larry D. Irick Title: Vice President, General Counsel and Corporate Secretary